UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2009

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 5, 2009, Intermec, Inc. (“we,” “our” or “the company”) issued a press release announcing our preliminary financial results for the fourth fiscal quarter and fiscal year ended December 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The foregoing information in this Item 2.02 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of our continuing effort to reduce operating costs during this period of economic uncertainty, we have temporarily reduced the salaries of certain high-level executives and officers, and the cash compensation of our nonemployee directors.

The salaries of our executive officers will be reduced by 10%, effective February 7, 2009.  The affected officers include our Chief Executive Officer, our other named executive officers, and our other Section 16 reporting officers.  These reductions were proposed by management and were approved by the Compensation Committee of our Board of Directors on February 4, 2009.

Our Board of Directors also has voted to reduce by 10% the cash-denominated retainer and meeting fees of our nonemployee directors for 2009, effective January 1, 2009, pursuant to an Amendment to the Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan (the "Amendment").  The Amendment was approved by our Board of Directors upon the recommendation of its Governance and Nominating Committee on February 4, 2009.  The Amendment is filed herewith as Exhibit 10.1.

The reductions in salaries and cash compensation described above will remain in place until otherwise determined by our Board of Directors and its Compensation Committee and Governance and Nominating Committee, as applicable.  These reductions are intended to be temporary but are expected to remain in effect throughout 2009.

Item 7.01	Regulation FD Disclosure.

1.  In the press release issued on February 5, 2009 and attached to this Current Report as Exhibit 99.1, we announced our outlook for the first fiscal quarter of 2009 with respect to our anticipated range of revenues and our anticipated range of diluted earnings per share from continuing operations.

2.  As more fully described in Item 5.02 of this Current Report, we have reduced by 10% the base salaries of our executive officers effective February 7, 2009, and the cash compensation of our nonemployee directors for 2009.  These reductions are intended to be temporary but are expected to remain in effect throughout 2009.  The potential aggregate savings for 2009 from these two actions is approximately $400,000.

Forward-Looking Statements

Statements made in this Current Report, our press release attached as Exhibit 99.1 to this Current Report, and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the first fiscal quarter of 2009 or any current or future period.  They also include statements about our ability to develop, produce, market or sell our products, either directly or through third parties, reduce expenses, improve efficiency, realign resources, continue operational improvement and year-over-year growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q.

The foregoing information in this Item 7.01 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to the Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan.
99.1	Press release issued by Intermec, Inc. on February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: February 5, 2009	By: /s/ Robert J. Driessnack Robert J. Driessnack Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Director Compensation Program under the Intermec, Inc. 2008 Omnibus Incentive Plan.
99.1	Press release issued by Intermec, Inc. on February 5, 2009.